Exhibit 10.31

AMENDMENT NUMBER EIGHT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER EIGHT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 14, 2004 and effective as of July 23, 2004, is entered into between and among, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (“Agent” and together with the Lenders, collectively, the “Lender Group”), SILICON GRAPHICS, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower,” and individually and collectively, jointly and severally, as “Borrowers”), in light of the following:

WITNESSETH

WHEREAS, Borrowers and the Lender Group are parties to that certain Amended and Restated Loan and Security Agreement, dated as of September 20, 2002 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”);

WHEREAS, Borrowers have requested that Agent (i) increase both the Maximum Revolver Amount and Letter of Credit sub-limit to $60,000,000; (ii) make certain adjustments to arrangements with respect to the Lender Group Bank Products; and (iii) consent to and ratify the amendment to the Intercreditor Agreement dated as of June 22, 2004 (the “Intercreditor Agreement Amendment”);

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to so consent to the amendment of the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.             DEFINITIONS.  Capitalized terms, which are used in this Amendment but not defined herein, shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.             AMENDMENTS TO LOAN AGREEMENT.

                (a)           Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms in proper alphabetical order or amending and restating the following definition in its entirety, as the case may be:

                                “‘Lender Group Bank Product Agreements’ means those agreements entered into from time to time by Administrative Borrower or its Subsidiaries with a Lender Group Bank Product Provider in connection with the obtaining of any of the Lender Group Bank Products.”

“‘Lender Group Bank Product Providers’ means Wells Fargo or any of its Affiliates.”

“‘Lender Group Bank Products Reserve’ means, as of any date of determination, the amount of reserves that Lender has established (based upon the Lender Group Bank Product Providers’ reasonable determination of the credit exposure and related expenses of Administrative Borrower and its Subsidiaries in respect of Lender Group Bank Products) in respect of Lender Group Bank Products then provided or outstanding.”

“‘Loan Documents’ means this Agreement, the Lender Group Bank Product Agreements,  the Cash Management Agreements, the Disbursement Letter, Intellectual Property Security Agreement, the Fee Letter, the Letters of Credit, the Intercompany Subordination Agreement, the Intercreditor Agreement, as amended as of June 22, 2004, the Officers’ Certificate, the guaranty by Borrower with respect to obligations of Silicon Graphics Finance S.A. to Agent, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now, or in the future, by any Borrower and the Lender Group in connection with this Agreement.”

“‘Maximum Revolver Amount’ means $60,000,000.”

“‘Obligations’ means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers’ Loan Account pursuant hereto or  arising pursuant to Lender Group Bank Products), obligations (including indemnity obligations arising pursuant to the Loan Documents or in connection with Lender Group Bank Products), fees (including fees provided in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise.  Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding; and (b) without duplication, all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Administrative Borrower or its Subsidiaries to any Lender Group Bank Product Provider pursuant to or evidenced by the Lender Group Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or continent, due or to become due, now existing or hereafter arising, and including all such amounts that Administrative Borrower or its Subsidiaries are obligated to reimburse to Lender as a result of Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Lender Group Bank Product Provider with respect to the Lender Group Bank Products provided by such Lender Group Bank Product Provider to Administrative Borrower or its Subsidiaries.”

                (b)           Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Commitment agrees (severally, not jointly or jointly and severally) to make advances to Borrowers in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage.  For purposes of this Agreement, ‘Borrowing Base,’ as of any date of determination, shall mean the result of:

“(x)          the lesser of

“(i)          85% of Eligible Accounts, less the amount, if any, of the Dilution Reserve; provided that in no event shall the amount of credit availability created by:

“(A)        Eligible Canadian Accounts exceed $2,000,000,

“(B)         Eligible Service Accounts exceed $15,000,000, or

“(C)         Eligible SGI Solutions Finance Accounts exceed $3,000,000, and

“(ii)         an amount equal to Borrowers’ Collections with respect to Accounts for the immediately preceding 45 day period, plus

“(y)         the lowest of: (i) 30% of the value of Eligible Inventory, (ii) 80% of the Net Orderly Liquidation Value of the book value of Eligible Inventory, and (iii) $15,000,000, minus

“(z)          the aggregate amount of reserves, if any, established by Agent under Section 2.1(b) and the Lender Group Bank Products Reserve.”

                (c)           Section 2.12(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                                “(ii)         the Letter of Credit Usage would exceed $60,000,000, or”

3.             CONSENT TO AND RATIFICATION OF INTERCREDITOR AGREEMENT AMENDMENT.  Reference is made to the Intercreditor Agreement Amendment dated as of June 22, 2004 by and among Agent, U.S Bank National Association (“Trustee”) and Parent, pursuant to which the security interest of Trustee in certain Leasing Program Collateral (as such term is defined in the Intercreditor Agreement Amendment) was subordinated to Agent’s security interest in the same collateral.  The parties hereby ratify, confirm and consent to the execution and delivery of the Intercreditor Agreement Amendment, a copy of which is attached hereto as Exhibit A.

4.             CONDITIONS PRECEDENT TO THIS AMENDMENT.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)           The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)           No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment;

(c)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or the Lender Group; and

(d)           The Reaffirmation and Consent attached hereto as Exhibit B, evidencing Trustee’s consent to this Amendment, has been fully executed and delivered to Agent.

5.             CONSTRUCTION.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

6.             ENTIRE AMENDMENT; EFFECT OF AMENDMENT.  This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof.  Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

7.             COUNTERPARTS; TELEFACSIMILE EXECUTION.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.             MISCELLANEOUS.

(a)           Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

(b)           Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By:	/s/ Thomas P. Shagrue
Name:	Thomas P. Shagrue
Title:	Vice President

SILICON GRAPHICS, INC., a Delaware corporation

By:	/s/ Jean Furter
Name:	Jean Furter
Title:	Vice President and Treasurer

SILICON GRAPHICS FEDERAL, INC., a Delaware corporation

By:	/s/ Jeffrey V. Zellmer
Name:	Jeffrey V. Zellmer
Title:	Vice President

Exhibit A

Intercreditor Agreement Amendment

Exhibit B

Reaffirmation and Consent